Exhibit 23.2

Consent of Independent Auditors

We consent to the use of our report dated February 23, 2026, with respect to the financial statements of Utica Shale Properties of Antero Resources Corporation, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Denver, Colorado

April 1, 2026